Exhibit 10.1

XCHG LIMITED

2023 SHARE INCENTIVE PLAN

1	Purpose of the Plan

The purpose of this Plan is to attract and retain the services of Participants considered essential to the success of the Group (as defined below) by providing additional incentives to promote the success of the Group as a whole.

2	Definitions and Interpretation

2.1	Definitions. In this Plan, unless the context otherwise requires, the following expressions shall have the following meanings:

“Administrator”	means the Board or such person appointed by the Board as shall be administering the Plan in accordance with Section 4 hereof.

“Applicable Laws”	means (i) the laws of Cayman Islands as they relate to the Company and its Shares; (ii) the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein; and (iii) the rules of any applicable securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.

“Award”	means an award of RSUs granted under the Plan.

“Award Agreement”	means any writing agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

“Board”	means the Board of Directors of the Company.

“Cause”	means, with respect to Participant:
(i) any material breach of any employee handbook, internal policies, guidelines of the relevant Group Member;
(ii) any material breach of any reasonable directions or instructions of the management department or the terms of employment or service contract with the relevant Group Member;
(iii) malpractice in the performance of duties;
(iv) any breach of commitment in relation to confidentiality  or non-competition;
(v) being convicted of any intentional crime; or
(vi) any other wilful misconduct or gross negligence resulting in material injury to or material adverse impact on a Group Member.

“Change in Control”	means any of the following transactions:
(i) an amalgamation, arrangement, merge, consolidation or scheme of arrangement in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or which following such transaction the holders of the Company’s voting securities immediately prior to such transaction own more than fifty percent (50%) of the voting securities of the surviving entity;
(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to Group Member);
(iii) the completion of a voluntary or insolvent liquidation or dissolution of the Company;
(iv) any takeover, reverse takeover, scheme of arrangement, or series of related transactions culminating in a takeover, reverse takeover or scheme of arrangement (including, but not limited to, a tender offer followed by a takeover or reverse takeover) in which the Company survives but (aa) the securities of the Company outstanding immediately prior to such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of securities, cash or otherwise, or (bb) the securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such transaction culminating in such takeover, reverse takeover or scheme of arrangement, or (cc) the Company issues new voting securities in connection with any such transaction such that holders of the Company’s voting securities immediately prior to the transaction no longer hold more than fifty percent (50%) of the voting securities of the Company after the transaction; or
(v) the acquisition in a single or series of related transactions by any person or related group of persons (other than employees of any Group Member or entities established for the benefit of the employees of any Group Member) of (aa) control of the Board or the ability to appoint a majority of the member of the Board, or (bb) beneficial ownership (within the meaning of Rule 13d-3 under the U.S. Securities Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities.

“Code”	means the United States Internal Revenue Code of 1986, as amended from time to time.

“Company”	XCHG LIMITED, a Cayman Islands company, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

“Director”	means a member of the Board.

“Disability”	means a disability, whether temporary or permanent, partial or total, as determined by the Administrator.

“Fair Market Value”	means, as of any date, the value of Shares determined as follows:
(i) if the Shares are listed on one or more established stock exchanges, national market systems or traded on automated quotation systems, then, as the Administrator deems appropriate in its sole and absolute discretion, the Fair Market Value shall be the closing sales price for such Shares as quoted on any such exchange or system on which the Shares are listed on the date of determination, or, if the date of determination is not a trading date, the closing sales price as quoted on such exchange or system on the trading date immediately preceding the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(ii) if (i) is not applicable, the Fair Market Value thereof shall be determined in good faith by the Administrator.

“Grantee”	means any Participant who accepts the grant of an Award in accordance with the terms of the Plan.

“Group”	means the Company, its Parents, Subsidiaries and Related Entities; a “Group Member” means any of them.

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IPO”	means the initial public offering and the listing of Shares on one established stock exchange; “Listing Date” means the date on which the listing of Shares first commences on such established stock exchange.

“Parent”	means any person Controlling the Company. “Control” means, with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person whether through the ownership of the voting securities of such person or by contract or otherwise.

“Participant”	including the following:
(i) full-time employees of a Group Member who are senior management or key employees as determined by the Administrator; and
(ii) Directors and any person (other than an employee or a Director) who is engaged by a Group Member to render consulting or advisory services to a Group Member, such as consultants.

“Plan”	means this 2023 Share Incentive Plan, as amended from time to time.

“Related Entity”	means any person in or of which the Company or a Subsidiary holds a substantial economic interest, or possesses the power to direct or cause the direction of the management policies, directly or indirectly, through the ownership of voting securities, by contract, or other arrangements as trustee, executor or otherwise, but which, for purposes of the Plan, is not a Subsidiary and which the Administrator designates as a Related Entity. For purposes of the Plan, any person in or of which the Company or a Subsidiary owns, directly or indirectly, securities or interests representing twenty percent (20%) or more of its total combined voting power of all classes of securities or interests shall be deemed a “Related Entity” unless the Administrator determines otherwise.

“RSU”	means a restricted share unit conferring the Grantee a conditional right upon vesting of the Award to obtain either one Share or the equivalent value of one Share in cash as determined by the Administrator in accordance with the Plan.

“Share”	means an ordinary share of the Company, par value of US$0.00001 per share, as adjusted in accordance with Section 8 hereof.

“Subsidiary”	means any person Controlled by the Company. For purposes of the Plan, any “variable interest entity” that is consolidated into the consolidated financial statements of the Company under applicable accounting principles or standards as may apply to the consolidated financial statements of the Company shall be deemed a Subsidiary.

“U.S. Person”	means a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Securities Exchange Act”	means the United States Securities Exchange Act of 1934 and the regulations thereunder, as amended from time to time.

2.2	Interpretation. In this Plan, unless the context otherwise requires:

(a)	the headings and index are for reference only and shall not affect the interpretation of any provisions of this Plan;

(b)	any reference to a person includes any natural person, firm, company, corporation, body corporate, partnership, association, government, state or agency of a state, local, municipal or provincial authority or government body, joint venture, trust, individual proprietorship, business trust or other enterprise, entity or organization (whether or not having separate legal personality);

(c)	any reference to a statutory body includes the organization or body established to replace such statutory body or for performing the functions of such statutory body;

(d)	any reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be amended, consolidated, modified or re-enacted;

(e)	expressions in the singular include the plural and vice versa; and expressions in any gender include other genders.

3	Shares Subject to the Plan

3.1	Subject to the provisions of Section 8 and Section 3.2 below, the maximum aggregate number of Shares which may be subject to Awards under the Plan shall not exceed 150,000,000 Shares (as appropriately adjusted for subsequent stock splits, stock dividends and the like).

3.2	If an Award terminates, expires or lapses or is cancelled, forfeited for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan (unless the Plan has terminated). If any Award (in whole or in part) is settled in cash or other property in lieu of Shares, then the number of Shares subject to such Award (or such portion of an Award) shall again be available for grant pursuant to the Plan. However, Shares that have actually been transferred to the Grantee shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that (a) if any Shares are forfeited or the Company repurchases Shares underlying any Award pursuant to the terms of the Plan or the Award Agreement; or (b) if any Shares are retained by the Company upon vesting of an Award to satisfy withholding taxes due with respect to the vesting, under which such Shares shall become available for future grant under the Plan (to the extent permitted under Applicable Laws).

4	Administration

4.1	Administrator. The Plan shall be administered by the Board or a person appointed by the Board.

4.2	Powers of the Administrator. The Administrator shall conduct the general administration of the Plan. Subject to the provisions of the Plan, the Administrator shall have the power and authority, in its sole and absolute discretion:

(a)	to select the Participants to whom an Award may from time to time be granted hereunder;
(b)	to determine the number of Shares to be covered by each such Award granted hereunder;
(c)	to determine the terms and conditions of each Award granted hereunder, including but not limited to, the time when the Award may be vested (which may be based on performance criteria), any vesting acceleration or waiver of conditions or restrictions, and any restriction or limitation regarding any Award or the Shares subject to the Award, based in each case on such factors as the Administrator, in its sole and absolute discretion, shall determine; any such terms and conditions need not to be identical for each Participant;
(d)	to make appropriate and equitable adjustments to the terms of an Award granted hereunder as it deems necessary;
(e)	to determine the Fair Market Value;
(f)	to prescribe the forms of Award Agreement for use under the Plan, which need not be identical for each Participant and to amend any Award Agreement;
(g)	to prescribe, amend, and rescind rules and regulations relating to the Plan and the administration of the Plan and all Award Agreements, including rules and regulations relating to sub-plans or separate programs established;
(h)	to allow the Participants to satisfy tax obligations by having the Company withhold from Awards that number of Shares having a Fair Market Value equal to the amount required to be withheld as set forth in Section 5.3;
(i)	to construe, interpret, reconcile any inconsistency in, correct any defect in or supply any omission in the terms of the Plan, the Award Agreement and Awards granted pursuant to the Plan;
(j)	to establish sub-plans and/or separate programs under the Plan as it deems necessary; and
(k)	to make any other decisions and determinations and take any other actions that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

4.3	Delegation. To the extent permitted by Applicable Laws, the Administrator may from time to time delegate to one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 4. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegate.

4.4	Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final, binding and conclusive for all purposes and upon all Participants.

4.5	Trust. The Board may at any time determine to establish trust(s) to facilitate the administration of the Plan. The Shares under the Plan may be issued to and held by the trustee; the powers and obligations of the trustee will be limited as set forth in the trust deed and the trustee shall hold the Shares and exercise all powers and rights attached to the Shares (including the voting rights thereof) in accordance with the terms of the trust deed.

5	Terms of Awards

5.1	Grant of Awards

(a)	Subject to the provisions of the Plan, the Administrator may, from time to time, in its sole and absolute discretion select the Participants to be granted Awards, and the terms and conditions imposed on the Awards granted.
(b)	After the Administrator has selected the Participants, it will grant to each of the selected Participants an offer of grant of Awards by way of an Award Agreement (including other documents that the Administrator deems necessary) for acceptance. Upon receipt of a duly executed Award Agreement from the selected Participant, the Award is awarded to such Participant who becomes a Grantee pursuant to this Plan. To the extent that the offer or any term or condition set forth in the Award Agreement is not accepted by any selected Participant within the time period or in a manner prescribed in the Award Agreement, it shall be deemed that such offer has irrevocably lapsed and terminated and that the Awards that would have been granted have immediately lapsed.
(c)	All Awards under the Plan shall be evidenced by an Award Agreement setting forth the number of Shares subject to the Award and the terms and conditions of the Award (including but not limited to the lock-up arrangements for Shares acquired pursuant to the Award), which shall not be inconsistent with the Plan.
(d)	The Administrator will keep a proper register of the Awards, the Shares underlying each Award, and terms and conditions of the Awards.

5.2	Vesting of Awards

(a)	Upon fulfillment or waiver (by the Administrator in its sole and absolute discretion) of the vesting period and vesting conditions (if any) applicable to an Award, a vesting notice will be sent to the Grantee by the Administrator, confirming (i) the extent to which the vesting period and vesting conditions have been fulfilled or waived; (ii) the number of Shares subject to the vested Awards; and (iii) where the Grantee will receive Shares, the lock-up arrangements for such Shares (if applicable).
(b)	The Grantee may be required to execute certain documents set forth in the vesting notice that the Administrator deems necessary (which may include a certification that he has complied with all the terms and conditions set forth in the Plan and the Award Agreement). In the event that the Grantee fails to execute the required documents within 30 days after receiving the vesting notice, the vested Awards will lapse unless otherwise determined by the Administrator.

(c)	Subject to the execution of documents by the Grantee as set forth above and the Compliance requirements under Section 9, the Awards which have vested shall be satisfied in the Administrator’s sole and absolute discretion within a reasonable period from the vesting date of such Awards, either by:

(i)	transferring or procuring the transfer of the Shares underlying the Awards to the Grantee or his wholly owned entity or the trust established for the benefit of the Grantee; or
(ii)	paying or procuring the payment to the Grantee in cash an amount equal to the value of the Shares underlying the Awards by making on-market sales of such Shares on the vesting date of such Awards or such other date as the Administrator deems appropriate.

5.3	Tax. No Shares shall be delivered, and no payment to any Participant shall be made under the Plan until such Participant has made arrangements acceptable to the Administrator for the satisfaction of any income, employment, social welfare or other tax withholding obligations or any levies, stamp duties, charges or taxes required or permitted to be withheld or otherwise payable under Applicable Laws and any other costs and expenses in connection with the grant, vesting of Awards, the issuance and delivery of the Shares and/or the payment (“Tax Liabilities”). The Company or the relevant Group Member shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or the relevant Group Member, an amount sufficient to satisfy the Tax Liabilities. The Administrator may in its sole and absolute discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date such Shares are vested, withheld or repurchased, or such other date as the Administrator deems appropriate or as required under Applicable Laws, equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to such taxable income. All elections by the Participants to have Shares withheld for this purpose (as approved by the Administrator) shall be made in such form and under such conditions as the Administrator deems necessary or advisable.

5.4	Termination for Cause. Subject to Applicable Laws, if a Grantee’s employment or office with the Company or the relevant Group Member terminates for Cause, (a) all unvested Awards shall be cancelled as of the date of such termination as determined by the Administrator in its sole and absolute discretion; (b) all Shares acquired pursuant to an Award by such Grantee shall be subject to a right of repurchase by the Company at any time and from time to time at the lesser of (i) the original consideration paid for the Shares, or in the event no payment was made, then the Shares will be forfeited and cancelled without payment, (ii) the value of such Shares calculated by the Administrator based on the net asset value of the Company as of the date of such termination, and (iii) the Fair Market Value of such Shares as of the date of such termination; (c) all vested but not satisfied Awards shall be subject to a right of repurchase by the Company at any time and from time to time at the lesser of (i) the original consideration paid for the grant of the Awards, or in the event no payment was made, then the Award will be cancelled without payment, (ii) the value of the Shares underlying the Awards calculated by the Administrator based on the net asset value of the Company as of the date of such termination, and (iii) the Fair Market Value of the Shares underlying the Awards as of the date of such termination and (d) all cash, proceeds, gains or other economic benefit actually or constructively received by such Grantee upon the vesting of any Awards or upon the receipt or resale of Shares acquired pursuant to an Award shall be repaid to the Company. Any Shares covered by cancelled Awards, and any Shares repurchased or forfeited (as the case may be) pursuant to this Section 5.4, shall revert to the Plan and again be available for grant or award under the Plan.

5.5	Termination other than for Cause. If a Grantee’s employment or office with the Company or the relevant Group Member terminates for any reason other than for Cause (including by reason of resignation, retirement, death, disability or non-renewal of the employment or service contract upon its expiration for any reason other than for Cause), the Administrator shall determine in its sole and absolute discretion and then notify the Grantee whether any unvested Awards granted to such Grantee could vest and the period within which such Awards shall vest. If the Administrator determines that such Awards shall not vest, such unvested Awards shall be cancelled as of the date of such termination. All Shares acquired pursuant to an Award by such Grantee and all vested but not satisfied Awards shall be subject to a right of repurchase by the Company for six (6) months since the date of such termination (a) at the lesser of (i) the original consideration paid for the Shares or the grant of the Awards, or in the event no payment was made, then the Shares/Awards will be forfeited and cancelled without payment and (ii) the value of the Shares underlying the Awards calculated by the Administrator based on the net asset value of the Company as of the date of such termination, if the termination happens prior to the Listing Date or a Change in Control in which the entity holding the securities possessing more than fifty percent (50%) of the total combined voting power of the Company has shares that are publicly traded on one established stock exchange (whichever shall first occur); or (b) at the Fair Market Value of the Shares underlying the Awards as of the date of such termination, if the termination happens after the Listing Date or a Change in Control in which the entity possessing more than fifty percent (50%) of the total combined voting power of the Company has shares that are publicly traded on one established stock exchange (whichever shall first occur). Any Shares covered by cancelled Awards, and any Shares repurchased or forfeited (as the case may be) pursuant to this Section 5.5, shall revert to the Plan and again be available for grant or award under the Plan.

5.6	Decision on the Termination. The Administrator shall have the right to determine what constitutes Cause, whether the Grantee’s employment or office has been terminated for Cause and the effective date of such termination for the purpose of this Plan, and such determination by the Administrator shall be final, binding and conclusive.

6	Non-Transferability

Unless otherwise determined by the Administrator and so provided in the applicable Award Agreement, no Awards and any interest therein may be sold, pledged, assigned, transferred or disposed of in any manner other than by will or the laws of descent and distribution, or pursuant to domestic relations order, and shall not be subject to execution, attachment or similar process. In the event that the Administrator in its sole and absolute discretion makes an Award transferable, the transferability shall be subject to all requirements under the Applicable Laws.

7	Right as a Shareholder

The Grantee shall not have any rights as a shareholder (including but not limited to the right to vote or receive dividends) with respect to Shares underlying the Awards until the Grantee actually acquire such Shares. The Administrator shall have the sole and absolute discretion to determine whether or not a Grantee shall have any rights to any cash or non-cash income, dividends or distributions and/or the sale proceeds of non-cash and non-script distribution from Shares underlying the Awards prior to the vesting.

8	Adjustments Upon Changes in Capital Structure

8.1	Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation of an Award, as well as the price per Share covered by each outstanding Award, shall be proportionately and equitably adjusted for any increase, decrease or change in the number of issued Shares resulting from a subdivision or consolidation, stock dividend, amalgamation, spin-off, arrangement, combination or reclassification of Shares or for any increase, decrease or change in the number of issued Shares effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. The adjustment contemplated under this Section 8.1 shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, or price of Shares subject to an Award.

8.2	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Grantee as soon as practicable prior to the commencement of such proposed dissolution or liquidation. The Administrator may in its sole and absolute discretion determine whether the remaining unvested Awards could vest and the period within which such Awards shall vest. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent the Award has not been vested prior to the commencement of such proposed dissolution or liquidation, the Award will terminate immediately prior to the commencement of such proposed dissolution or liquidation.

8.3	Change in Control. In the event of a Change in Control, except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Grantee, the Administrator may in its sole and absolute discretion determine:

(a)	whether the remaining unvested Awards could vest and the period within which such Awards shall vest;
(b)	purchase of any Award for an amount of cash equal to the amount that could have been attained upon the vesting of such Award or realization of the Participant’s rights had such Award been currently fully vested (and, for the avoidance of doubt, if as of such date the Administrator determines in good faith that no amount would have been attained upon the vesting of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); or
(c)	the assumption, conversion or replace of any Award with other rights or property selected by the Administrator in its sole and absolute discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices and in such terms and conditions as the Administrator deems reasonable, equitable and appropriate.

8.4	No Other Rights. Except as expressly provided in the Plan, no Grantee shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or exercise price of any Award.

9	Compliance

9.1	Legal Compliance. Notwithstanding any other provisions of the Plan,

(a)	a Participant’s participation in the Plan, the grant and vesting of Awards, the transfer of Shares and the payment to a Grantee shall be subject to all Applicable Laws, and any other applicable laws, regulations, rules and requirements, and a Grantee shall be responsible for obtaining any governmental or other official consent or approval and going through any other governmental or official procedures that may be required by any country or jurisdiction in these regards (including but not limited to the relevant registration or other requirements by State Administration of Foreign Exchange of the People’s Republic of China). The Company or the relevant Group Member may coordinate or assist the Grantee in complying with such applicable requirements and in taking any other actions as may be required by any applicable laws, regulations and rules. However, neither the Company nor the relevant Group Member shall be held liable for any failure by a Grantee to obtain any such consent or approval or be responsible for any tax or other liabilities to which a Grantee may become subject as a result of his participation in the Plan, the grant and vesting of Awards or the distribution to him; and
(b)	the Company shall not be required to issue or deliver any Shares under the Plan or to pay cash to satisfy the vested Awards, and nor shall it have any liability for failure to issue or deliver any Shares under the Plan or to pay cash to satisfy the vested Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of Shares and/or the payment of cash comply with all Applicable Laws, and any other laws, regulations, rules and requirements applicable to Shares. The Administrator may place legends on any share certificate to make appropriate reference to the restrictions applicable to the Shares as may be required by any such laws, regulations, rules or requirements or as deemed necessary or advisable by the Administrator. In addition to the terms and conditions provided herein, the Board may request that a Grantee provide reasonable assurances, covenants, agreements, and representations as the Board deems necessary or advisable to comply with any such laws, regulations, rules or requirements.

9.2	Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. The Administrator may use reasonable efforts to implement this Section 9.2, but in no event shall the Company or the Administrator be liable to any Grantee with respect to this Section 9.2.

10	Duration, Amendment and Termination of the Plan

10.1	Effective Date. The Plan shall become effective as of June 30, 2023 (“Effective Date”), provided that the Plan has been approved by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Awards may be granted or awarded prior to such shareholder approval, provided, that such Awards shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to such shareholder approval, and provided further, that if such approval has not been obtained within twelve (12) months after adoption of the Plan by the Board, all Awards previously granted or awarded under the Plan shall thereupon be cancelled and become null and void.

10.2	Duration. The Plan shall remain in effect for a term of ten (10) years from the Effective Date unless sooner terminated under Section 10.3.

10.3	Amendment and Termination. The Board may at any time terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with Applicable Laws the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Section 8), (ii) results in a material increase in benefits or a change in eligibility requirements. Except as provided in the Plan or any Award Agreement, no amendment, modification, suspension or termination of the Plan shall, without the consent of the Grantee, impair any rights or obligations under any Award theretofore granted.

10.4	Effect of Termination. No further Awards shall be granted after the Plan is terminated but in all other respects the provisions of the Plan shall remain in full force and effect. All Awards granted prior to such termination and not vested on the date of termination shall remain valid, unless mutually agreed otherwise between the relevant Grantee and the Company.

11	Miscellaneous Provisions

11.1	No Rights to Awards. No Participant or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Participants, Grantees or any other persons uniformly. The Plan shall not confer on any person any legal or equitable right (other than those rights constituting the Awards themselves) against the Administrator or the Company directly or indirectly or give rise to any clause of action at law or in equity against the Administrator or the Company.

11.2	No Retention Rights. This Plan shall not form part of any contract of employment or service between the Company or the relevant Group Member and any Participant, and the rights and obligations of any Participant under the terms of his office, employment or service contract shall not be affected by the participation in the Plan. Neither the Plan nor any Award shall confer upon any Participant any right to continue his or her relationship with the Company or the relevant Group Member, nor shall it in any way interfere with or limit the right of the Participant or the Company or the relevant Group Member to terminate such relationship at any time for any reason.

11.3	Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or the Group Member except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.4	Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or the Group Member. Nothing in the Plan shall be construed to limit the right of the Company or a Group Member: (a) to establish any other forms of incentives or compensation for Participants, or (b) to grant or assume options or other rights or awards other than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.

11.5	Indemnification. To the extent allowable pursuant to Applicable Laws, the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

11.6	Expenses. The expenses of administrating the Plan shall be borne by the Company or the relevant Group Member.

11.7	Governing Law. The Plan shall be governed by and construed in accordance with the Laws of Hong Kong without regard to conflicts of laws thereof.